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                                                                      EXHIBIT A

                                   AGREEMENT

                      Pursuant to Securities Exchange Act
                             Rule 13d-1(k)(1)(iii)

         The undersigned hereby agree that Amendment No. 10 to the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.

         DULY EXECUTED this 28th day of February, 2003.

                                      Inter-Him N.V.



                                      By:      /s/ Victor Hoogstraal
                                          --------------------------------------
                                               Victor Hoogstraal
                                               Managing Director



                                      /s/ Ronald de Waal
                                      ------------------------------------------
                                      Ronald de Waal



                                      /s/ W. Howard Lester
                                      ------------------------------------------
                                      W. Howard Lester



                                      /s/ Clark J. Hinkley
                                      ------------------------------------------
                                      Clark J. Hinkley



                                      /s/ William E. Haslam
                                      ------------------------------------------
                                      William E. Haslam



                                      /s/ Margaret A. Gilliam
                                      ------------------------------------------
                                      Margaret A. Gilliam